As filed with the Securities and Exchange Commission on September 30, 1997

                                File No. 811-9130
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 6

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                             SCHRODER CAPITAL FUNDS
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900
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                             Thomas G. Sheehan, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:

                             R. Darrell Mounts, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036

                               Alexandra Poe, Esq.
                 Schroder Capital Management International Inc.
                         787 seventh Avenue, 34th Floor
                            New York, New York 10019
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


                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.


THIS REGISTRATION STATEMENT IS INTENDED TO SUPPLEMENT THE PREVIOUSLY FILED REGISTRATION STATEMENT OF THE SCHRODER CAPITAL FUNDS AND DOES NOT EFFECT THE INTERNATIONAL EQUITY FUND, SCHRODER EMERGING MARKETS FUND INSTITUTIONAL PORTFOLIO, SCHRODER INTERNATIONAL SMALLER COMPANIES PORTFOLIO SCHRODER EM CORE PORTFOLIO OF SCHRODER GLOBAL GROWTH PORTFOLIO.

                                     PART A
                                  (PROSPECTUS)

                             SCHRODER CAPITAL FUNDS
                                    --------

                    SCHRODER U.S. SMALLER COMPANIES PORTFOLIO

                                 OCTOBER 1, 1997

Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust offers beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each, a "portfolio" and collectively, the "portfolios"). The Trust currently offers six portfolios:
Schroder U.S. Smaller Companies Portfolio (the "Portfolio"), International Equity Fund , Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder EM Core Portfolio and Schroder Global Growth Portfolio. Additional portfolios may be added in the future. This Part A relates solely to the Portfolio.

The Trust does not offer its Interests directly to the public; Interests are offered on a no-load basis exclusively to various qualified investors (including other investment companies) as described in Item 4 below. An investor that is an investment company or other collective investment vehicle typically has an investment objective and polices substantially similar to those of the portfolio in which it invests and typically seeks to achieve its investment objective by holding Interests in another portfolio, instead of separately managing its own portfolio of investment securities and related assets.

Interests of the Trust are not offered publicly and, are not registered under the Securities Act of 1933 (the "1933 Act"). Accordingly, consistent with paragraph 4 of Instruction F of the General Instructions to Form N-1A, responses to Items 1, 2, 3 and 5A of that Form have been omitted.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995, under Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio and of any additional portfolios now existing or created in the future, belong only to that portfolio. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is classified as "diversified" under the 1940 Act and commenced operations on or about August 15, 1996.

Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by certain qualified investors (excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or without the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the U.S. (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.



                             INVESTMENT OBJECTIVE

The investment objective of the Portfolio is capital appreciation. Current income is incidental to the objective of capital appreciation. There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may not be changed without approval of the holders of a majority of the outstanding voting interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act) of the Portfolio.


                              INVESTMENT POLICIES

Under normal market conditions the Portfolio will seek to achieve its investment objective by investing at least 65% of its total assets in equity securities of U.S. domiciled companies that, at the time of purchase, have market capitalizations of $1.5 billion or less. (Market capitalization means the market value of a company's outstanding stock.)

In its investment approach, Schroder Capital Management International Inc. ("SCMI"), the Portfolio's Investment Adviser, will identify securities of companies that it believes can generate above average earnings growth, selling at favorable prices in relation to book values and earnings. As part of the investment decision, SCMI's assessment of the competency of an issuer's management will be an important consideration. These criteria are not rigid, and other investments may be included in the Portfolio if they may help the Portfolio to attain its objective. These criteria can be changed by the Trust's Board of Trustees, without shareholder approval.

The Portfolio invests principally in equity securities, namely, common stocks, securities convertible into common stocks or, subject to special limitations, rights or warrants to subscribe for or purchase common stocks. The Portfolio may also invest to a limited degree in non-convertible debt securities and preferred stocks when, in the opinion of SCMI, such investments are warranted to achieve the Portfolio's investment objective. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula.

The Portfolio may invest in securities of small, unseasoned companies (which, together with any predecessors, have been in operation for less than three years), as well as in securities of more established companies. The Portfolio currently intends to invest no more than 25% of its total assets in securities of small, unseasoned issuers.

Although there is no minimum rating for debt securities (convertible or non-convertible) in which the Portfolio may invest, it is the present intention of the Portfolio to invest no more than 5% of its net assets in debt securities rated below "Baa" by Moody's Investors Service, Inc. ("Moody's") or "BBB" by Standard & Poor's Ratings Group ("S&P"), such securities being commonly known as "high yield/high risk" securities or "junk bonds," and it will not invest in debt securities that are in default. High yield/high risk securities are predominantly speculative with respect to the capacity to pay interest and repay principal and generally involve a greater volatility of price than securities in higher rated categories. It should be noted that even bonds rated "Baa" by Moody's or "BBB" by S&P are described by those rating agencies as having speculative characteristics and that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of issuers of such bonds to make principal and interest payments than is the case with higher grade bonds. The Portfolio is not obligated to dispose of securities due to changes by the rating agencies. See Part B for information about the risks associated with investing in junk bonds.

For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. Government securities, certificates of deposit and bankers' acceptances of U.S. banks. The Portfolio also may hold cash and time deposits in U.S. banks. See "Investment Policies" in Part B for further information about these securities.

The investment policies of the Portfolio that are designated as fundamental may not be changed without investor approval. Unless otherwise indicated, all other investment policies are not fundamental and may be changed by the Trust's Board of Trustees without prior investor approval. Additional investment techniques, features and restrictions (including a list of fundamental investment restrictions) concerning the Portfolio's investment programs are described in Part B.


                               INVESTMENT TYPES

COMMON AND PREFERRED STOCK AND WARRANTS. The Portfolio may invest in common and preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is a shareholder in a company and not a creditor of the company, as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments (which are expenses of the company). Equity securities owned by the Portfolio may be traded in the over-the counter market or on a securities exchange but may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by the Portfolio of a security to meet redemptions by interest holders or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth.

         Convertible preferred stock generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive the dividend paid on preferred stock until the convertible security is converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities are usually senior to common stock in a company's capital structure, but are usually subordinated to non-convertible debt securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of a convertible security is, however, also influenced by the value of the underlying common stock.

         The Portfolio may also invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements, which are a means of investing monies for a short period whereby a seller - a U.S. bank or recognized broker-dealer sells securities to the Portfolio and agrees to repurchase the securities at the Portfolio's cost plus interest within a specified period (normally one day). In these transactions, the values of the underlying collateral held by the Portfolio are monitored at all times by SCMI to insure that the total value of the collateral equals or exceeds the value of the repurchase agreement, and the Portfolio's custodian bank holds the collateral until it is repurchased. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying collateral and may incur costs and experience time delays in disposing of it. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

ILLIQUID AND RESTRICTED SECURITIES. The Portfolio will not purchase or otherwise acquire any security if, as a result, more than 15% of its net assets (taken at current value) would be invested in securities that are illiquid by virtue of the absence of a readily available market or because of legal or contractual restrictions on resale ("restricted securities"). There may be undesirable delays in selling illiquid securities at prices representing their fair value. This policy includes over-the-counter options held by the Portfolio and the "in the money" portion of the assets used to cover such options. As stated above, this policy also includes assets that are subject to material legal restrictions on repatriation. The limitation on investing in restricted securities does not include securities that may not be resold to the general public but may be resold to qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933. If SCMI determines that a "Rule 144A security" is liquid pursuant to guidelines adopted by the Trust's Board of Trustees it will not be deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, that security may become illiquid, which could affect the Portfolio's liquidity. See Part B for further details.

LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend portfolio securities (other than in repurchase transactions) to brokers, dealers and other financial institutions meeting specified credit conditions, if the loan is collateralized in accordance with applicable regulatory requirements and if, after any loan, the value of the securities loaned does not exceed 25% of the value of the Portfolio's total assets. By so doing, the Portfolio attempts to earn income through the receipt of interest on the loan. In the event of the bankruptcy of the other party to a securities loan, the Portfolio could experience delays in recovering the securities it lent. To the extent that, in the meantime, the value of the securities the Portfolio lent has increased, the Portfolio could experience a loss.

The Portfolio may lend securities from its portfolio if liquid assets in an amount at least equal to the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Portfolio with respect to the loan is maintained as collateral by the Portfolio in a segregated account. Any securities that the Portfolio may receive as collateral will not become a part of its portfolio at the time of the loan, and, in the event of a default by the borrower, the Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Portfolio is permitted to invest. During the time that the securities are on loan, the borrower will pay the Portfolio any accrued income on those securities, and the Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash equivalent collateral. Cash collateral received by the Portfolio will be invested in U.S. Government securities and liquid high-grade debt obligations. The value of securities loaned will be marked to market daily. Portfolio securities purchased with cash collateral are subject to possible depreciation. Loans of securities by the Portfolio will be subject to termination at the Portfolio's or the borrower's option. The Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Schroder Core Board of Trustees.

OPTIONS AND FUTURES TRANSACTIONS. While the Portfolio does not presently intend to do so, it may write covered call options and purchase certain put and call options, stock index futures, and options on stock index futures and broadly based stock indices, all of which are referred to as "Hedging Instruments". In general, the Portfolio may use Hedging Instruments (1) to attempt to protect against declines in the market value of the Portfolio's securities and thus protect the Fund's net asset value per share against downward market trends or
(2) to establish a position in the equity markets as a temporary substitute for purchasing particular equity securities. The Portfolio will not use Hedging
Instruments for speculation. The Hedging Instruments that the Portfolio is authorized to use have certain risks associated with them. Principal among such risks are (a) the possible failure of such instruments as hedging techniques in cases where the price movements of the securities underlying the options or futures do not follow the price movements of the portfolio securities subject to the hedge; (b) potentially unlimited loss associated with futures transactions and the possible lack of a liquid secondary market for closing out a futures position; and (c) possible losses resulting from the inability of SCMI to correctly predict the direction of stock prices, interests rates and other economic factors. The Hedging Instruments the Portfolio may use and the risks associated with them are described in greater detail under in Part B.

SHORT SALES AGAINST-THE-BOX. The Portfolio may not sell securities short except in "short sales against-the-box". For federal income tax purposes, short sales against-the-box may be made to defer recognition of gain or loss on the sale of securities "in the box;" and no income can result and no gain can be realized from securities sold short against-the-box until the short position is closed out. Such short sales are subject to the limits described under "Fundamental Restrictions" above closed out. See "Short Sales Against-the-Box" in Part B for further details.

                              Risk Considerations

SMALLER COMPANIES. While all investments have risks, investments in smaller capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

UNSEASONED ISSUERS. Investments in small, unseasoned issuers generally involve greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been thoroughly tested by time or the marketplace, and their financial resources may not be as substantial as those of more established companies. Their securities, which the Portfolio may purchase when they are offered to the public for the first time, may have a limited trading market, which may adversely affect their sale by the Portfolio and may result in such securities being priced lower than otherwise might be the case. If other institutional investors engage in trading this type of security, the Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

Item 5.           Management of the Trust.
------            ------------------------

         Boards of Trustees

The business and affairs of the Portfolio are managed under the direction of the Schroder Core Board. The Board formulates the general policies of the Portfolio and the Trust and meets periodically to review the results of the Portfolio, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.


                   Investment Adviser and Portfolio Managers

Schroder Capital Management International Inc. ("SCMI"), 787 Seventh Avenue, New York, New York 10019, serves as investment adviser to the Portfolio. SCMI manages the investment and reinvestment of the assets in the Portfolio and continuously reviews, supervises and administers the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding investments with brokers or dealers selected by it in its discretion. For its services with respect to the Portfolio, SCMI is entitled to receive a monthly advisory fee at the annual rate of 0.60% of the Portfolio's average daily net assets. From time to time, SCMI voluntarily may waive all or a portion of its fees.

         SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices in eighteen countries. The Schroder Group specializes in providing investment management services.

The investment management team of Fariba Talebi, a Vice President of the Trust and a Group Vice President of SCMI, and Ira Unschuld, a Vice President of the Trust and of SCMI, with the assistance of an investment committee, is primarily responsible for the day-to-day management of the Portfolio's investments and has so managed the Portfolio since its inception. Ms. Talebi and Mr. Unschuld have been employed by SCMI in the investment research and portfolio management areas since 1987 and 1990, respectively.


                            Administrative Services

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. On behalf of the Portfolio, the Trust has also entered into a subadministration agreement with Forum Administrative Services, LLC ("Forum"), Two Portland Square, Portland, Maine 04101. Pursuant to these agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio`s operations, other than the administrative services provided to the Portfolio by SCMI. Forum is entitled to receive a monthly fee at the annual rate of 0.10% of the Portfolio's average daily net assets. Schroder Advisors is not entitled to receive a separate fee for the administrative services it provides to the Portfolio. From time to time, Forum voluntarily may waive all or a portion of its fees.


                    Transfer Agent and Portfolio Accountant

Forum Financial Corp.  (FFC), P.O. Box 446,  Portland,  Maine 04112, acts as the
Portfolio's transfer agent and portfolio accountant. FFC is an affiliate of Forum. For its transfer agent services with respect to the Portfolio, FFC is entitled to receive a fee of $12,000 per year plus $25 per interestholder account. For fund accounting services with respect to the Portfolio, FFC is entitled to receive a base fee of $36,000 per year plus additional amounts depending on the assets of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio. From time to time, FFC voluntarily may waive all or a portion of its fees.

                                   Expenses

The Portfolio is obligated to pay all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolio. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the series in proportion to their average net assets or as otherwise determined by the Board of Trustees.


                            Portfolio Transactions

SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. SCMI may also consider sales of shares of the Fund or any other entity that invests in the Portfolio as a factor in the selection of broker-dealers to execute portfolio transactions for the Portfolio.

Subject to the Portfolio's policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (i) Schroder Wertheim & Company, Incorporated and its affiliates ("Schroder Wertheim"), affiliates of SCMI, to effect transactions of the Portfolio on the New York Stock Exchange, and (ii) Schroder Securities Limited and its affiliates ("Schroder Securities"), affiliates of SCMI, to effect transactions of the Portfolio, if any, on certain foreign securities exchanges. Because of the affiliation between SCMI and Schroder Wertheim and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Trust's Board of Trustees designed to ensure that such commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage is directed to Schroder Wertheim or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

         Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable price and execution available and such other policies as the Schroder Core Board may determine, SCMI may consider sales of shares of the Fund or any other entity that invests in the Portfolio as a factor in the selection of broker-dealers to execute portfolio transactions for the Portfolio.

Although the Portfolio does not currently engage in directed brokerage arrangements to pay expenses, it may do so in the future. These arrangements, whereby brokers executing the Portfolio's transactions would agree to pay designated expenses of the Portfolio if brokerage commissions generated by the Portfolio reached certain levels, might reduce the Portfolio's expenses (and, indirectly, the Fund's expenses). As anticipated, these arrangements would not materially increase the brokerage commissions paid by the Portfolio. Brokerage commissions are not deemed to be Fund expenses


                                    Custodian

The Chase Manhattan Bank, N.A., Chase MetroTech Center, Brooklyn, New York 11245, acts as custodian of the Portfolio's assets.


Item 5A. Management's Discussion of Fund Performance.
-------           -------------------------------------------

Omitted.  See "Introduction" above.


Item 6.           Capital Stock and Other Securities.
------            -----------------------------------


The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has six portfolios and the Trust reserves the right to create additional portfolios.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, except if the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio's net income consists of: (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets; less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets (all as determined in accordance with generally accepted accounting principles). All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio except as determined by the Trustees from time to time but instead is included in the net asset value of the investors' respective Interests in the Portfolio.

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gains are distributed by the Portfolio or losses are realized by the Portfolio. Under the anticipated method of the Portfolio's operations, it will not be subject to any income tax. However, each investor in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. It is intended that the Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. The Trust will inform investors of the amount and nature of such income or gain.

Investor inquiries may be directed to Forum Financial Services, Inc. (FFSI).

Item 7.           Purchase of Securities.
-------           ----------------------

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The net asset value is calculated separately for each class of Shares of the Fund at 4:00 p.m. (eastern time), Monday through Friday, each day that the New York Stock Exchange is open for trading (a "Fund Business Day"), which excludes the following holidays: New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Net asset value per Share is calculated by dividing the aggregate value of the Portfolio's assets less all Portfolio liabilities, if any, by the number of Shares of the Fund outstanding.

Securities held by the Portfolio that are listed on recognized stock exchanges are valued at the last reported sale price, prior to the time when the securities are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last sale prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Trust's Board of Trustees.

The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is FFSI. FFSI receives no compensation for serving as the exclusive placement agent for the Trust.


Item 8.           Redemption or Repurchase.
------            -------------------------

An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

Redemptions from the Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

Item 9.           Pending Legal Proceedings.
------            --------------------------

Not applicable.

                                     PART B
                      (STATEMENT OF ADDITIONAL INFORMATION)

                             SCHRODER CAPITAL FUNDS
                                    --------

                      SCHRODER U.S. SMALLER COMPANIES FUND

                                 OCTOBER 1, 1997


ITEM 10.          COVER PAGE.

Not applicable.

ITEM 11.          TABLE OF CONTENTS.

General Information and History............................................B-1
Investment Objectives and Policies.........................................B-1
Management of the Trust...................................................B-13
Control Persons and Principal Holders of Securities.......................B-16
Investment Advisory and Other Services....................................B-17
Brokerage Allocation and Other Practices..................................B-19
Capital Stock and Other Securities........................................B-21
Purchase, Redemption and Pricing of Securities............................B-22
Tax Status................................................................B-22
Underwriters..............................................................B-23
Calculations of Performance Data..........................................B-24
Financial Statements......................................................B-24

ITEM 12.          GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 13..         INVESTMENT OBJECTIVES AND POLICIES.

                              INVESTMENT POLICIES

INTRODUCTION

Part A contains information about the investment objective and policies of the Schroder U.S. Smaller Companies Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

"Board" shall mean the Board of Trustees of the Trust.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

"Commission" shall mean the U.S. Securities and Exchange Commission.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities that have remaining maturities not exceeding one year. Agencies and instrumentalities that issue or guarantee debt securities and that have been established or sponsored by the U.S. Government include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies or instrumentalities referred to above is backed by the full faith and credit of the U.S. Government.

BANK OBLIGATIONS

The Portfolio may invest in obligations of U.S. banks (including certificates of deposit, bankers' acceptances and time deposits) having total assets at the time of purchase in excess of $1 billion. Such banks must be insured by the Federal Deposit Insurance Corporation.

A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date. A time deposit earns a specified rate of interest over a definite time period; however, unlike certificates of deposit, a time deposit cannot be traded in the secondary market.

SHORT-TERM DEBT SECURITIES

The Portfolio may invest in commercial paper, that is short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers that, at the time of investment, are rated "P-1" by Moody's Investors Service ("Moody's") or "A-1" by Standard & Poor's ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated "Aa" by Moody's or "AAA" or "AA" by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the rating "A-1" is the highest commercial paper rating assigned by S&P.

REPURCHASE AGREEMENTS

The Portfolio may enter into repurchase agreements that mature or may be terminated by notice in seven days or less with U.S. banks or broker-dealers. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. Schroder Capital Management Inc. ("SCMI"), the Portfolio's Investment Adviser, will monitor the value of the underlying collateral at all times during the term of the repurchase agreement to insure that the value of the collateral always equals or exceeds the repurchase price. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying collateral and may incur costs and experience time delays in connection with the disposition of such collateral. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

WARRANTS

The Portfolio may invest in warrants. Warrants are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. The Portfolio may not invest in warrants if, as a result, more than 5% of its net assets would be so invested or if, more than 2% of its net assets would be so invested in warrants that are not listed on the New York or American Stock Exchanges.

HIGH YIELD/JUNK BONDS

The Portfolio may invest up to 5% of its assets in bonds rated below "Baa" by Moody's or "BBB" by S&P (commonly known as "high yield/high risk securities" or "junk bonds"). Ratings of bonds represents the rating agencies' opinion regarding their quality, are not a guarantee of quality and may be reduced after the Portfolio has acquired the security. Credit ratings attempt to evaluate the safety of principal and interest payments and do not reflect an assessment of the volatility of the security's market value or the liquidity of an investment in the security. In addition, a rating agency may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's financial condition may be better or worse than the rating indicates.

Securities rated less than "Baa" by Moody's or "BBB" by S&P are classified as non-investment grade securities and securities rated "Baa" and "BB" respectively, are considered speculative by those rating agencies. Changes in economic condition or other circumstances are more likely to lead to a weakened capacity for such securities to make principal and interest payments than is the case for higher grade debt securities. Debt securities rated below investment grade are deemed by these agencies to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and may involve substantial risk exposure to adverse conditions. Junk bonds includes securities that are in default or face the risk of default with respect to the payment of principal or interest. Such securities are generally unsecured and are often subordinated to other creditors of the issuer. To the extent the Portfolio is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings, the Portfolio may incur additional expenses and have limited legal recourse in the event of a default.

Lower rated debt securities generally offer a higher current yield than that available from higher grade issuers, but they involve higher risks, in that they are especially subject to adverse changes in general economic conditions and in the industries in which the issuers are engaged, to changes in the financial condition of the issuers and to price fluctuations in response to changes in interest rates. During periods of economic downturn or rising interest rates, highly leveraged issuers may experience financial stress, which could adversely effect their ability to make payments of principal and interest and increase the possibility of default. In addition, such issuers may not have more traditional methods of financing available to them, and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by such issuers is significantly greater because such securities frequently are unsecured and subordinated to the prior payment of senior indebtedness.

The market for lower rated securities has expanded rapidly in recent years, and its growth paralleled a long economic expansion. In the past, the prices of many lower rated debt securities declined substantially, reflecting an expectation that many issuers of such securities might experience financial difficulties. As a result, the yields on lower rated debt securities rose dramatically. However, such higher yields did not reflect the value of the income stream that holders of such securities could lose a substantial portion of their value as a result of the issuers' financial restructuring or default. There can be no assurance that such declines will not recur. The market for lower rated debt securities generally is thinner and less active than that for higher quality securities, which may limit the Portfolio's ability to sell such securities at fair value in response to changes in the economy or the financial markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower rated securities, especially in a thinly traded market.

ILLIQUID AND RESTRICTED SECURITIES

"Illiquid and Restricted Securities" under Part A sets forth the circumstances in which the Portfolio may invest in illiquid and restricted securities. In connection with the Portfolio's original purchase of restricted securities it may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the expenses of registration of restricted securities that are illiquid may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between a decision to sell the securities and the time the Portfolio would be permitted to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, the Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell.

LOANS OF PORTFOLIO SECURITIES

The Portfolio may lend its portfolio securities subject to the restrictions stated in Part A. Under applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, at least equal the market value of the loaned securities and must consist of cash, bank letters of credit, U.S. Government securities, or other cash equivalents in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. In a portfolio securities lending transaction, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan as well as the interest on the collateral securities, less any finders' or administrative fees the Portfolio pays in arranging the loan. The Portfolio may share the interest it receives on the collateral securities with the borrower as long as it realizes at least a minimum amount of interest required by the lending guidelines established by the Board. The Portfolio will not lend its portfolio securities to any officer, director, employee or affiliate of the Portfolio or SCMI. The terms of the Portfolio's loans must meet certain tests under the Internal Revenue Code of 1986, as amended (the "Code") and permit the Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

COVERED CALLS AND HEDGING

As described in Part A, the Portfolio may write covered calls on up to 100% of its total assets or employ one or more types of Hedging Instruments (as defined in Part A). When hedging to attempt to protect against declines in the market value of the Portfolio's securities, to permit the Portfolio to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons, the Portfolio would:
(1) sell Stock Index Futures (as defined below), (2) purchase puts on such futures or on securities, or (3) write covered calls on securities or such futures. When hedging to establish a position in the equities markets as a temporary substitute for purchasing particular equity securities (which the Portfolio will normally purchase and then terminate the hedging position), the Portfolio would: (1) purchase Stock Index Futures; or (2) purchase calls on such futures or on securities. The Portfolio's strategy of hedging with Stock Index Futures and options on such futures will be incidental to the Portfolio's activities in the underlying cash market.

WRITING COVERED CALL OPTIONS. The Portfolio may write (i.e., sell) call options ("calls") if: (1) the calls are listed on a domestic securities or commodities exchange; and (2) the calls are "covered" (i.e., the Portfolio owns the securities subject to the call or other securities acceptable for applicable escrow arrangements) while the call is outstanding. A call written on a Stock Index Future must be covered by deliverable securities or segregated liquid assets. If a call written by the Portfolio is exercised, the Portfolio forgoes any profit from any increase in the market price above the call price of the underlying investment on which the call was written.

When the Portfolio writes a call on a security, it receives a premium and agrees to sell the underlying securities to a purchaser of a corresponding call on the same security during the call period (usually not more than nine months) at a fixed exercise price (which may differ from the market price of the underlying security), regardless of market price changes during the call period. The risk of loss will have been retained by the Portfolio if the price of the underlying security should decline during the call period, which may be offset to some extent by the premium.

To terminate its obligation on a call it has written, the Portfolio may purchase a corresponding call in a "closing purchase transaction." A profit or loss will be realized, depending upon whether the net of the amount of option transaction costs and the premium previously received on the call written was more or less than the price of the call subsequently purchased. A profit may also be realized if the call lapses unexercised because the Portfolio retains the underlying security and the premium received. If the Portfolio could not effect a closing purchase transaction due to the lack of a market, it would have to hold the callable securities until the call lapsed or was exercised.

The Portfolio may also write calls on Stock Index Futures without owning a futures contract or a deliverable bond, provided that at the time the call is written, the Portfolio covers the call by segregating in escrow an equivalent dollar amount of liquid assets. The Portfolio will segregate additional liquid assets if the value of the escrowed assets drops below 100% of the current value of the Stock Index Future. In no circumstances would an exercise notice require the Portfolio to deliver a futures contract; it would simply put the Portfolio in a short futures position, which is permitted by the Portfolio's hedging policies.

PURCHASING CALLS AND PUTS. The Portfolio may purchase put options ("puts") that relate to: (1) securities held by it; (2) Stock Index Futures (whether or not it holds such futures in its portfolio); or (3) broadly-based stock indices. The Portfolio may not sell puts other than those it previously purchased nor purchase puts on securities it does not hold. The Portfolio may purchase calls:
(1) as to securities, broadly based stock indices or Stock Index Futures; or (2) to effect a "closing purchase transaction" to terminate its obligation on a call it has previously written. A call or put may be purchased only if, after such purchase, the value of all put and call options held by the Portfolio would not exceed 5% of its total assets.

When the Portfolio purchases a call (other than in a closing purchase transaction), it pays a premium and, except as to calls on stock indices, has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Portfolio benefits only if the call is sold at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the call is exercised. If the call is not exercised or sold (whether or not at a profit), it will become worthless at its expiration date and the Portfolio will lose its premium payments and the right to purchase the underlying investment. When the Portfolio purchases a call on a stock index, it pays a premium, but settlement is in cash rather than by delivery of an underlying investment.

When the Portfolio purchases a put, it pays a premium and, except as to puts on stock indices, has the right to sell the underlying investment to a seller of a corresponding put on the same investment during the put period at a fixed exercise price. Buying a put on a security or Stock Index Future the Portfolio owns enables it to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date and the Portfolio will lose its premium payment and the right to sell the underlying investment; the put may, however, be sold prior to expiration (whether or not at a profit).

Purchasing a put on either a stock index or on a Stock Index Future not held by the Portfolio permits it either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price of the put will vary inversely with the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date. In the event of a decline in price of the underlying investment, the Portfolio could exercise or sell the put at a profit to attempt to offset some or all of its loss on its portfolio securities. When the Portfolio purchases a put on a stock index, or on a Stock Index Future not held by it, the put protects the Portfolio to the extent that the index moves in a similar pattern to the securities held. In the case of a put on a stock index or Stock Index Future, settlement is in cash rather than by the Portfolio's delivery of the underlying investment.

STOCK INDEX FUTURES. The Portfolio may buy and sell futures contracts only if they relate to broadly based stock indices ("Stock Index Futures"). A stock index is "broadly based" if it includes stocks that are not limited to issuers in any particular industry or group of industries. Stock Index Futures obligate the seller to deliver (and the purchaser to take) cash to settle the futures transaction or to enter into an offsetting contract. No physical delivery of the underlying stocks in the index is made.

No price is paid or received upon the purchase or sale of a Stock Index Future. Upon entering into a futures transaction, the Portfolio will be required to deposit an initial margin payment in cash or U.S. Treasury bills with a futures commission merchant (the "futures broker"). The initial margin will be deposited with the Portfolio's custodian in an account registered in the futures broker's name; however the futures broker can gain access to that account only under specified conditions. As the future is marked to market to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker on a daily basis. Prior to expiration of the future, if the Portfolio elects to close out its position by taking an opposite position, a final determination of variation margin is made, additional cash is required to be paid by or released to the Portfolio, and any loss or gain is realized for tax purposes. Although Stock Index Futures by their terms call for settlement by the delivery of cash, in most cases the obligation is fulfilled without such delivery, by entering into an offsetting transaction. All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded.

Puts and calls on broadly based stock indices or Stock Index Futures are similar to puts and calls on securities or other futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question (and thus on price movements in the stock market generally) rather than on price movements in individual securities or futures contracts. When the Portfolio buys a call on a stock index or Stock Index Future, it pays a premium. During the call period, upon exercise of a call by the Portfolio, a seller of a corresponding call on the same index will pay the Portfolio an amount of cash to settle the call if the closing level of the stock index or Stock Index Future upon which the call is based is greater than the exercise price of the call; that cash payment is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (the "multiplier") that determines the total dollar value for each point of difference. When the Portfolio buys a put on a stock index or Stock Index Future, it pays a premium and has the right during the put period to require a seller of a corresponding put, upon the Portfolio's exercise of its put, to deliver to the Portfolio an amount of cash to settle the put if the closing level of the stock index or Stock Index Future upon which the put is based is less than the exercise price of the put; that cash payment is determined by the multiplier, in the same manner as described above as to calls.

ADDITIONAL INFORMATION ABOUT HEDGING INSTRUMENTS AND THEIR USE. The Portfolio's custodian, or a securities depository acting for the custodian, will act as the Portfolio's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the securities on which the Portfolio has written options, or as to other acceptable escrow securities, so that no margin will be required for such transactions. OCC will release the securities on the expiration of the option or upon the Portfolio's entering into a closing transaction. An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option.

The Portfolio's option activities may affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Portfolio may cause it to sell related portfolio securities, thus increasing its turnover rate in a manner beyond its control. The exercise by the Portfolio of puts on securities or Stock Index Futures may cause the sale of related investments, also increasing portfolio turnover. Although such exercise is within the Portfolio's control, holding a put might cause the Portfolio to sell the underlying investment for reasons that would not exist in the absence of the put. The Portfolio will pay a brokerage commission each time it buys or sells a call, a put or an underlying investment in connection with the exercise of a put or call. Such commissions may be higher than those that would apply to direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of such investments, and, consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Portfolio's net asset value being more sensitive to changes in the value of the underlying investments.

REGULATORY ASPECTS OF HEDGING INSTRUMENTS AND COVERED CALLS. The Portfolio must operate within certain restrictions as to its long and short positions in Stock Index Futures and options thereon under a rule (the "CFTC Rule") adopted by the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act (the "CEA"), which excludes the Portfolio from registration with the CFTC as a "commodity pool operator" (as defined in the CEA) if it complies with the CFTC Rule. Under these restrictions the Portfolio will not, as to any positions, whether short, long or a combination thereof, enter into Stock Index Futures and options thereon for which the aggregate initial margins and premiums exceed 5% of the fair market value of its total assets, with certain exclusions as defined in the CFTC Rule. Under the restrictions, the Portfolio also must, as to its short positions, use Stock Index Futures and options thereon solely for bona-fide hedging purposes within the meaning and intent of the applicable provisions under the CEA.

Transactions in options by the Portfolio are subject to limitations established by each of the exchanges governing the maximum number of options that may be written or held by a single investor or group of investors acting in concert, regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more exchanges or brokers. Thus, the number of options which the Portfolio may write or hold may be affected by options written or held by other entities, including other investment companies having the same or an affiliated investment adviser. Position limits also apply to Stock Index Futures. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions. Due to requirements under the 1940 Act, as amended, when the Portfolio purchases a Stock Index Future, the Portfolio will maintain, in a segregated account or accounts with its custodian bank, cash or readily-marketable, short-term (maturing in one year or less) debt instruments in an amount equal to the market value of the securities underlying such Stock Index Future, less the margin deposit applicable to it.

LIMITS ON USE OF HEDGING INSTRUMENTS. Due to the Short-Short Limitation described under "Taxation," the Portfolio will limit the extent to which it engages in the following activities but will not be precluded from them: (1) selling investments, including Stock Index Futures, held for less than three months, whether or not they were purchased on the exercise of a call held by the Portfolio; (2) purchasing calls or puts that expire in less than three months;
(3) effecting closing transactions with respect to calls or puts purchased less than three months previously; (4) exercising puts held for less than three months; and (5) writing calls on investments held for less than three months.

POSSIBLE RISK FACTORS IN HEDGING. In addition to the risks discussed above, there is a risk in using short hedging by selling Stock Index Futures or purchasing puts on stock indices that the prices of the applicable index (thus the prices of the Hedging Instruments) will correlate imperfectly with the behavior of the cash (i.e., market value) prices of the Portfolio's equity securities. The ordinary spreads between prices in the cash and futures markets are subject to distortions due to differences in the natures of those markets. First, all participants in the futures markets are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures markets could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures markets may cause temporary price distortions.

The risk of imperfect correlation increases as the composition of the Portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the equity securities being hedged and movements in the price of the Hedging Instruments, the Portfolio may use Hedging Instruments in a greater dollar amount than the dollar amount of equity securities being hedged if the historical volatility of the prices of such equity securities being hedged is more than the historical volatility of the applicable index. It is also possible that where the Portfolio has used Hedging Instruments in a short hedge, the market may advance and the value of equity securities held in the Portfolio may decline. If this occurred, the Portfolio would lose money on the Hedging Instruments and also experience a decline in value in its equity securities. However, while this could occur for a very brief period or to a very small degree, the value of a diversified portfolio of equity securities will tend to move over time in the same direction as the indices upon which the Hedging Instruments are based.

If the Portfolio uses Hedging Instruments to establish a position in the equities markets as a temporary substitute for the purchase of individual equity securities (long hedging) by buying Stock Index Futures and/or calls on such futures, on securities or on stock indices, it is possible that the market may decline. If the Portfolio then concluded not to invest in equity securities at that time because of concerns as to possible further market decline or for other reasons, it would realize a loss on the Hedging Instruments that is not offset by a reduction in the price of the equity securities purchased.

SHORT SALES AGAINST-THE-BOX

After the Portfolio makes a short sale against-the-box, while the short position is open, it must own an equal amount of the securities sold short or by virtue of ownership of securities have the right, without payment of further consideration, to obtain an equal amount of the securities sold short. Short sales against-the-box may be made to defer recognition of gain or loss, for federal income tax purposes, on the sale of securities "in the box" until the short position is closed out.


INVESTMENT RESTRICTIONS

The following investment restrictions, except where stated to be fundamental policies, are non-fundamental policies of the Portfolio. The policies defined as fundamental, together with the fundamental policies and investment objective described in the Part A, cannot be changed without the vote of a "majority" of the Portfolio's outstanding voting interests. Under the 1940 Act, such a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% or more of the interests present or represented by proxy at a meeting of interestholders, if the holders of more than 50% of the outstanding interests are present; or (2) more than 50% of the outstanding interests.

The following investment restrictions of the Portfolio are fundamental policies:

         (a) With respect to 75% of its assets, the Portfolio may not purchase a security other than a U.S. Government Security if, as a result, more than 5% of its total assets would be invested in the securities of a single issuer or it would own more than 10% of the outstanding voting securities of any single issuer.

         (b) The Portfolio may not purchase securities if, immediately after the purchase, 25% or more of the value of its total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S. Government Securities.

         (c) The Portfolio may borrow money from banks or by entering into reverse repurchase agreements, provided that such borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets (computed immediately after the borrowing).

         (d) The Portfolio may not issue senior securities except to the extent permitted by the 1940 Act.

         (e) The Portfolio may not underwrite securities of other issuers, except to the extent that it may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

         (f) The Portfolio may not make loans, except it may enter into repurchase agreements, purchase debt securities that are otherwise permitted investments and lend portfolio securities.

         (g) The Portfolio may not purchase or sell real estate or any interest therein, except that it may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.

         (h) The Portfolio may not purchase or sell physical commodities unless acquired as a result of owning securities or other instruments, but it may purchase, sell or enter into financial options and futures and forward currency contracts and other financial contracts or derivative instruments.


         The   following   investment   restrictions   of  the   Portfolio   are
non-fundamental policies:

         (a)      The  Portfolio's   borrowings  for  other  than  temporary  or
                  emergency purposes or meeting redemption requests may not exceed an amount equal to 5% of the value of its net assets.

         (b) The Portfolio may not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 15% of its net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

         (c)      The   Portfolio  may  not  invest  in  securities  of  another
                  investment company, except to the extent permitted by the 1940 Act.

         (d) The Portfolio may not purchase securities on margin, or make short sales of securities (except short sales against the box), except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. The Portfolio may make margin deposits in connection with permitted transactions in options, futures contracts and options on futures contracts.

         (e) The Portfolio may not invest in securities (other than fully collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest, if, as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

         (f)      The  Portfolio  may  not  pledge,  mortgage,   hypothecate  or
                  encumber  any  of  its  assets  except  to  secure   permitted
                  borrowings.

         (g) The Portfolio may not invest in or hold securities of any issuer if, to the Trust's knowledge, officers and trustees of the Trust or officers and directors of the Portfolio's investment adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

         (h)      The  Portfolio  may not invest in  interest  in oil and gas or
                  interests  in  other  mineral   exploration   or   development
                  programs.

         (i) The Portfolio may not lend portfolio securities if the total value of all loaned securities would exceed 25% of its total assets.

         (j) The Portfolio may not purchase real estate limited partnership interests.

         (k) The Portfolio may not invest in warrants if, as a result, more than 5% of its net assets would be so invested or if, more than 2% of its net assets would be invested in warrants that are not listed on the New York or American Stock Exchanges.


ITEM 14.          MANAGEMENT OF THE TRUST.

The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years and shows the nature of any affiliation with SCMI. Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with a series that invests all of its assets in the Portfolio.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 36, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS G. SHEEHAN, 42, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Managing Director, Forum Financial Services, Inc. since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since April 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*    Interested Trustee of the Trust within the meaning of the 1940 Act.

Schroder Fund Advisors Inc. ("Schroder Advisors") 787 Seventh Avenue, New York, New York 10019, is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc. Schroder Capital Management Inc. ("SCM") is also a wholly owned subsidiary of Schroders Incorporated.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Fund. Independent Trustees of the Trust receive an annual fee of $1,000 and a fee of $250 for each meeting of the Trust Board attended by them except in the case of Mr. Schwab, who receives an annual fee of $1,500 and a fee of $500 for each meeting attended. The Fund has no bonus, profit sharing, pension or retirement plans.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust and Schroder Asian Growth Fund, Inc., combined. Information is presented for the twelve months ended May 31, 1997.


Name of Trustee                           Aggregate            Pension or     Estimated Annual    Total Compensation
                                  Compensation From   Retirement Benefits        Benefits Upon   From Trust And Fund
                                              Trust    Accrued As Part of           Retirement       Complex Paid To
                                                       Portfolio Expenses                                  Trustees*
------------------------------- -------------------- --------------------- -------------------- ---------------------

Mr. Guernsey                                 $1,750                    $0                   $0               $14,750
Mr. Hansmann                                  1,375                     0                    0                 1,375
Mr. Howell                                    1,750                     0                    0                14,750
Mr. Michalis                                  1,750                     0                    0                 1,750
Mr. Schwab                                    3,000                     0                    0                 3,000
Mr. Smith                                         0                     0                    0                     0


* In addition to the Trust, "Fund Complex" includes Schroder Capital Funds (Delaware), an open-end investment company for which SCMI serves as investment adviser, and Schroder Asian Growth Fund, Inc., a closed-end investment company for which SCMI serves as investment adviser.

As of August 31, 1997, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Portfolio's outstanding shares.

While the Trust is a Delaware business trust, certain of its Trustees or officers are residents of the United Kingdom and substantially all of their assets may be located outside of the U.S. As a result it may be difficult for U.S. investors to effect service upon such persons within the U.S., or to realize judgments of courts of the U.S. predicated upon civil liabilities of such persons under the Federal securities laws of the U.S. The Trust has been advised that there is substantial doubt as to the enforceability in the United Kingdom of such civil remedies and criminal penalties as are afforded by the Federal securities laws of the U.S. Also it is unclear if extradition treaties now in effect between the U.S. and the United Kingdom would subject such persons to effective enforcement of the criminal penalties of such acts.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of August 31, 1997, Schroder U.S. Smaller Companies Fund (the "Fund"), a series of Schroder Capital Funds (Delaware), a Delaware business trust registered with the SEC as an open-end management investment company, invests all of its investable assets in the Portfolio and may be deemed to control the Portfolio for purposes of the 1940 Act.

Schroder Capital Funds (Delaware) has informed the Trust that whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

                          INVESTMENT ADVISORY SERVICES

SCMI serves as investment adviser to the Portfolio pursuant to an Investment Advisory Contract. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly owned United States holding subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with Group funds under management currently in excess of $175 billion as of June 30, 1997.

Pursuant to the Investment Advisory Contract, SCMI is responsible for managing the investment and reinvestment of the Portfolio's assets and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board periodic reports on the investment performance of the Portfolio.

Under the terms of the Investment Advisory Contract, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material inside information that may be in its possession or in the possession of its affiliates.

The Investment Advisory Contract will continue in effect provided such continuance is approved annually: (1) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Board; and (2) by a majority of the Trustees who are not parties to such contract or "interested persons" (as defined in the 1940 Act) of any such party. The Investment Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Portfolio on 60 days' written notice to SCMI, or by SCMI on 60 days' written notice to the Trust and it will terminate automatically if assigned. The Investment Advisory Contract also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the Investment Advisory Contract.

For its investment advisory services under the Investment Advisory Contract with respect to the Portfolio, SCMI receives an annual advisory fee of 0.60% of the Portfolio's average daily net assets.

                            ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Advisors. Schroder Advisors is a wholly owned subsidiary of SCMI. The Trust has also entered into a sub-administration agreement with Forum Administrative Services, LLC ("Forum"). Pursuant to these agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the investment advisory agreement, including among other things: (1) preparation of shareholder reports and communications, (2) regulatory compliance, such as reports to and filings with the Commission and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Forum receives a monthly fee at the annual rate of 0.075% of the Portfolio's average daily net assets. Schroder Advisors receives no fee from the Portfolio for the administrative services it provides the Portfolio.

The administrative services agreements are terminable with respect to the Portfolio without penalty, at any time, by vote of a majority of the Trustees of the Trust, upon not more than 60 days' written notice to Schroder or Forum, or, upon 60 days' notice by Schroder or Forum. The administrative services agreements will terminate automatically in the event of their assignment.


                                   CUSTODIAN

All securities and cash of the Portfolio are held by The Chase Manhattan Bank, N.A., Chase MetroTech Center, Brooklyn, New York 11245.


                             INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent accountants for the Trust.


                             PORTFOLIO ACCOUNTANT

On behalf of the Portfolio, the Trust has entered into a Transfer Agency and Fund Accounting Agreement with Forum Financial Corp. ("FFC"), an affiliate of Forum. Pursuant to this agreement, FFC performs transfer agency and portfolio accounting services. FFC receives a base fee per year, plus additional amounts depending upon the assets of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.


ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

INVESTMENT DECISIONS

Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

BROKERAGE AND RESEARCH SERVICES

Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio will be placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

The Investment Advisory Contract authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized SCMI to employ Schroder & Co. an affiliate of SCMI, to effect securities transactions of the Portfolio, on the New York Stock Exchange only, provided certain other conditions are satisfied as described below.

Payment of brokerage commissions to Schroder & Co. for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a national securities exchange paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid to Schroder & Co. will in the judgment of the officers of the Trust responsible for making portfolio decisions and selecting brokers, be: (1) at least as favorable as commissions contemporaneously charged by Schroder & Co. on comparable transactions for its most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the Securities and Exchange Commission under Section 17(e) to ensure that commissions paid to Schroder & Co. by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with such procedures.

The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder & Co. and will not direct brokerage to Schroder & Co. in recognition of research services.


ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (i.e., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act); or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.


ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding. See Items 6, 7 and 8 in Part A.


ITEM 20.          TAX STATUS.

The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (1) the amount of cash and the basis of any property the Portfolio distributes to the investor; and (2) the investor's share of the Portfolio's losses.

The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. The Portfolio's income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.


ITEM 21.          UNDERWRITERS.

Forum Financial Services, Inc. ("FFSI"), Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.


ITEM 22.          CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

Not applicable.

                                     PART C
                                OTHER INFORMATION


Item 24. Financial Statements and Exhibits.

(a)      Financial Statements.

         (1)      Included in Part A

                  Not applicable

         (2)      Included in Part B

         For Schroder U.S. Smaller Companies Portfolio:

         Audited financial statements for the period ended May 31, 1997, including: schedule of investmenst, statement of assets and liabilities, statements of operations, statements of changes in net assets, financial highlights, notes to financial statements and independent auditor's report thereon, were filed with the Securities and Exchange Commission via EDGAR on August 5, 1997, accession number 0000889812-97-001630, pursuant to Rule 30b2-1 under the Investment Company Act of 1940, as amended, and are incorporated herein by reference.

(b)      Exhibits:

         (1) Trust Instrument of Schroder Capital Funds (the "Trust") (filed as Exhibit 1 to the Trust's Initial Registration Statement and incorporated herein by reference).

         (2)      Not applicable.

         (3)      Not applicable.

         (4)      Not applicable.

         (5)      (a)      Form of Investment Advisory Agreement between the
                           Trust and Schroder Capital  Management  International
                           Inc.  ("SCMI") with respect to  International  Equity
                           Fund,  Schroder  Emerging Markets Fund  Institutional
                           Portfolio   and  Schroder  U.S.   Smaller   Companies
                           Portfolio   (filed  as  Exhibit  5  to  the   Trust's
                           Amendment   No.   1  and   incorporated   herein   by
                           reference).

                  (b) Investment Advisory Agreement between the Trust and SCMI with respect to Schroder International Smaller Companies Portfolio (filed as Exhibit 5 (b) to the Trust's Amendment No. 4 and incorporated herein by reference).

         (6)      Not required.

         (7)      Not applicable.

         (8) Form of Custodian Agreement between the Trust and The Chase Manhattan Bank, N.A. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio and Schroder (filed as Exhibit 8 to the Trust's Initial Registration Statement and incorporated herein by reference).

         (9) (a) Administration Agreement between the Trust and Schroder Fund Advisors Inc. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio and Schroder Global Asset Allocation Portfolio (filed as Exhibit 9 (a) to the Trust's Amendment No. 4 and incorporated herein by reference).

                  (b) Sub-administration Agreement between the Trust and Forum Administrative Services, Limited Liability Company with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio and Schroder Global asset Allocation Portfolio (filed as Exhibit 9 (b) to the Trust's Amendment No. 4 and incorporated herein by reference).

                  (e) Form of Transfer Agency and Portfolio Accounting Agreement between the Trust and Forum Financial Corp. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional
                           Portfolio (filed as Exhibit 9(c) to the Trust's Initial Registration Statement and incorporated herein by reference).

                  (f) Form of Placement Agent Agreement between the Trust and Forum with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(d) to the Trust's Initial Registration Statement and incorporated herein by reference).

         (10)     Consent of Auditor.

         (11)     Not required.

         (12)     Not required.

         (13)     Not applicable.

         (14)     Not applicable.

         (15)     Not applicable.

         (16)     Not applicable.

Item 25. Persons Controlled by or Under Common Control with Registrant.

         None

Item 26. Number of Holders of Securities as of August 31, 1997.

                                                               Number of Holders
Title of Class of Shares                                      -----------------
of Beneficial Interest
------------------------
International Equity Fund                                                    2
Schroder Emerging Markets Fund Institutional Portfolio                       2
Schroder U.S. Smaller Companies Portfolio                                    2
Schroder International Smaller Companies Portfolio                           2

Item 27. Indemnification.

         The Trust does not currently hold any directors' and officers' or errors and omissions insurance policies. The Trust's trustees and officers are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Registrant has agreed to indemnify (1) Forum Financial Services, Inc. in the Administration and Sub-Administration Agreements, (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement, and
(3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of SCMI which provides investment management services international clients located principally in the United States.

          David M. Salisbury. Chief Executive Officer, Director and Chairman of Schroder Capital; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director of Schroder Capital.

          John A. Troiano. Managing Director and Senior Vice President. Mr. Troiano is also a Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director of Schroder Capital. Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director of Schroder Capital.

          Sharon L. Haugh. Senior Vice President and Director of Schroder Capital, Director and Chairman of Schroder Advisors Inc.

          Gavin D.L. Ralston. Senior Vice President and Director of Schroder Capital.

          Mark J. Smith. Senior Vice President and Director of Schroder Capital.

          Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director of Schroder Capital; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C. John Govett. Director of Schroder Capital; Group Managing Director of Schroder Investment Management Ltd. And Director of Schroders plc.

          Phillipa J. Gould. Senior Vice President and Director of Schroder Capital.

          Louise Croset. First Vice President and Director of Schroder Capital.

          Abdallah Nauphal, Group Vice President and Director.

ITEM 29. PRINCIPAL UNDERWRITERS.

(A) Schroder Fund Advisors Inc., the Registrant's principal underwriter, also serves as principal underwriter for Schroder Series Trust.

(B)  Following  is  information  with  respect to each  officer and  director of
Schroder Fund Advisors Inc., the Distributor of the shares of Schroder International Fund, Schroder U.S. Equity Fund, Schroder U.S. Smaller Companies Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Fund, Schroder International Bond Fund, Schroder Cash Reserves Fund and Schroder Latin America Fund (each a series of the Registrant):

Catherine A. Mazza, President

Mark J. Smith, Director and Vice President.

John A. Troiano, Director and Vice President

Sharon L. Haugh, Director

Robert Jackowitz, Treasurer

Margaret H. Douglas-Hamilton, Secretary

* Address for each is 787 Seventh Avenue, New York, New York 10019 except for John A. Troiano and Mark J. Smith each of whose address is 33 Gutter Lane, London, England.

(C) Inapplicable.


Item 30. Location of Books and Records.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, Limited Liability Company and Forum Financial Corp., Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in Item 28 hereof.

Item 31. Management Services.

         Not applicable.


Item 32. Undertakings.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 30th day of September, 1997.



                                        SCHRODER CAPITAL FUNDS

                                        By: /S/  MARK J. SMITH
                                                 Mark J. Smith
                                                 President